Exhibit 32.1

FRESENIUS MEDICAL CARE AG & Co. KGaA

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the report of Fresenius Medical Care AG & Co. KGaA (the “Company”) on Form 6-K furnished for the month of April 2009 containing its unaudited financial statements as of March 31, 2009 and for the three-month periods ending March 31, 2009 & 2008, as submitted to the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Dr. Ben J. Lipps, Chief Executive Officer and Lawrence A. Rosen, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By:	/s/ Dr. Ben J. Lipps
Dr. Ben J. Lipps
Chief Executive Officer and
Chairman of the Management Board
of the General Partner

April 30, 2009

By:	/s/ Lawrence A. Rosen
Lawrence A. Rosen
Chief Financial Officer and
member of the management board
of the General Partner

April 30, 2009